                                                                    EXHIBIT 8
                         MITSUBISHI GLOBAL CUSTODY

                              CUSTODIAN AGREEMENT
                       (FOREIGN AND DOMESTIC SECURITIES)

     This Custodian Agreement is made by and between THE COVENTRY GROUP ("Principal") and THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION ("Custodian"). Principal desires that Custodian hold and administer on behalf of Principal certain Securities (as herein defined). Custodian is willing to do so on the terms and conditions set forth in this Agreement. Accordingly, Principal and Custodian agree as follows:

     1. Definitions. Certain terms used in this Agreement are defined as follows:

        (a) "Account" means, collectively, each custodianship account maintained by Custodian pursuant to Paragraph 3 of this Agreement.

        (b) "Eligible Foreign Securities Depository", ("Depository") shall mean a securities depository or clearing agency incorporated or organized under the laws of a country other than the United States which operates (i) the central system for handling securities or equivalent book-entries in that country, or
(ii) a transnational system for the central handling of securities or equivalent book-entries.

        (c) "Investment Manager" means an investment advisor or manager identified by Principal in a written notice to Custodian as having the authority to direct Custodian regarding the management, acquisition, or disposition of Securities.

        (d) "Securities" means domestic or foreign securities or both within the meaning of Section 2(a)(36) of the Investment Company Act of 1940 ("1940 Act") and regulations issued by the U.S. Securities and Exchange Commission ("SEC") under Section 17(f) of the 1940 Act, 17 C.F.R. 270.17f-5(c)(1), as amended, which are held by Custodian in the Account, and shall include cash of any currency or other property of Principal and all income and proceeds of sale of such securities or other property of Principal.

        (e) "Eligible Foreign Custodian", ("Sub-Custodian") shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof), (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank as defined in Rule 17f-5 or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC. Custodian shall evaluate and determine at least annually the continued eligibility of each Sub-Custodian as described in Paragraph 5(d) of this Agreement.

          2.     Representations

                 (a) Principal represents that with respect to any Account established by Principal to hold Securities, Principal is authorized to enter into this Agreement and to retain Custodian on the terms and conditions and for the purposes described herein.

                 (b) Custodian represents that (i) it is organized under the laws of the United States and has its principal place of business in the United States, (ii) it is a bank within the meaning of Section 202(a)(2) of the Investment Advisers Act of 1940 and Section 2(a)(5) of the Investment Company Act of 1940, as amended, and (iii) it has equity capital in excess of $1 million.

          3. Establishment of Accounts. Principal hereby establishes with Custodian, and may in the future establish, one or more Accounts in Principal's name. The Account shall consist of Securities delivered to and receipted for by Custodian or by any Sub-Custodian. Custodian, in its sole discretion, may reasonably refuse to accept any property now or hereafter delivered to it for inclusion in the Account. Principal shall be notified promptly of such refusal and any such property shall be immediately returned to Principal.

          4. Custody. Subject to the terms of this Agreement, Custodian shall be responsible for the safekeeping and custody of the Securities. Custodian may (i) retain possession of all or any portion of the Securities in a foreign branch or other office of Custodian, or (ii) retain, in accordance with Paragraph 5 of this Agreement, one or more Sub-Custodians to hold all or any portion of the Securities. Custodian and any Sub-Custodian may, in accordance with Paragraph 5 of this Agreement, deposit definitive or book-entry Securities with one or more Depositories.

                 (a) If Custodian retains possession of Securities, Custodian shall ensure the Securities are at all times properly identified as being held for the appropriate Account. Custodian shall segregate physically the Securities from other securities or property held by Custodian. Custodian shall not be required to segregate physically the Securities from other securities or property held by Custodian for third parties as Custodian, but Custodian shall maintain adequate records showing the true ownership of the Securities.

                 (b) If Custodian deposits Securities with a Sub-Custodian, Custodian shall maintain adequate records showing the identity and location of the Sub-Custodian, the Securities held by the Sub-Custodian, and each Account to which such Securities belong.

                 (c) If Custodian or any Sub-Custodian deposits Securities with a Depository, Custodian shall maintain, or shall cause the Sub-Custodian to maintain, adequate records showing the identity and location of the Depository, the Securities held by the Depository, and each Account to which such Securities belong.

                 (d) If Principal directs Custodian to deliver certificates or other physical evidence of ownership of Securities to any broker or other party, other than a Sub-Custodian or Depository employed by Custodian for purposes of maintaining the Account, Custodian's sole responsibility shall be to exercise care and diligence in effecting the delivery as instructed by Principal. Upon completion of the delivery, Custodian shall be discharged completely of any further liability or responsibility with respect to the safekeeping and custody of Securities so delivered.

                   (e) Custodian shall ensure that (i) the Securities will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or any Sub-Custodian or Depository except for Custodian's expenses relating to the Securities' safe custody or administration, and (ii) the beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody or administration.

                   (f) Principal or its authorized representatives shall have reasonable access to inspect books and records maintained by Custodian or any Sub-Custodian or Depository holding Securities hereunder to verify the accuracy of such books and records. Custodian shall notify Principal promptly of any applicable law or regulation in any country where Securities are held that would restrict such access or inspection.

         5. Sub-Custodians and Depositories. With Principal's advance written approval, as provided in Paragraph 5(c) of this Agreement, Custodian may from time to time retain one or more Sub-Custodians and Depositories to hold Securities hereunder.

                   (a) Custodian shall exercise reasonable care in the selection of Sub-Custodians and Depositories. In making its selection, Custodian shall consider (i) the Sub-Custodian's or Depository's financial strength, general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required, and the relative cost of such services, (ii) whether the Sub-Custodian or Depository would provide a level of safeguards for safekeeping and custody of Securities not materially different from those prevailing in the U.S., (iii) whether the Sub-Custodian or Depository has branch offices in the U.S. in order to facilitate jurisdiction over and enforcement of judgments against it, and (iv) in the case of a Depository, the number of its participants and its operating history.

                   (b) Custodian shall give written notice to Principal of its intention to deposit Securities with a Sub-Custodian or (directly or through a Sub-Custodian) with a Depository. The notice shall identify the proposed Sub-Custodian or Depository and shall include reasonably available information relied on by Custodian in making the selection.

                   (c) Within 30 days of its receipt of a notice from Custodian pursuant to Paragraph 5(b) of this Agreement regarding Custodian's proposed selection of one or more Sub-Custodians or Depositories, Principal shall give written notice to Custodian of Principal's approval or disapproval of the proposed selection. If Principal has not responded within 30 days of receipt of Custodian's request for approval of a Sub-Custody, Principal will be deemed to have approved such Sub-Custody. Principal hereby approves Custodian's retention of those Sub-Custodians and Depositories, if any, which are identified in Appendix A of this Agreement.

                   (d) Custodian shall evaluate and determine at least annually the continued eligibility of each Sub-Custodian and Depository approved by Principal to act as such hereunder. In discharging this responsibility, Custodian shall (i) monitor continuously the day to day services and reports provided by each Sub-Custodian or Depository, (ii) at least annually, obtain and review the annual financial report published by such Sub-Custodian or Depository and any reports on such Sub-Custodian or Depository prepared by a reputable independent analyst, (iii) at least triennially, physically inspect the operations of such Sub-Custodian or Depository and (iv) Custodian shall provide Principal with a report of its annual review of each Sub-Custodian and Depository.

                   (e) If Custodian determines that any Sub-Custodian or Depository no longer satisfies the applicable requirements described in Paragraph 1(b) (in the case of a Depository) or Paragraph 1(e) (in the case of a Sub-Custodian) of this Agreement or is otherwise no longer capable or qualified to perform the functions contemplated herein, Custodian shall promptly give written notice thereof to Principal. The notice shall, in addition, either (i) indicate Custodian's intention to transfer Securities held by the removed Sub-Custodian or Depository to another Sub-Custodian or Depository previously approved by Principal, or (ii) include a notice pursuant to Paragraph 5(b) of this Agreement of Custodian's intention to deposit Securities with a new Sub-Custodian or Depository.

          6. Registration. Subject to any specific instructions from Principal, Custodian shall hold or cause to be held all Securities in the name of Custodian, or any Sub-Custodian or Depository approved by Principal pursuant to Paragraph 5 of this Agreement, or in the name of a nominee of any of them, as Custodian shall determine to be appropriate under the circumstances.

          7. Transactions. Principal or any Investment Manager from time to time may instruct Custodian (which in turn shall be responsible for giving appropriate instructions to any Sub-Custodian or Depository) regarding the purchase or sale of Securities in accordance with this Paragraph 7:

               (a) Custodian shall effect and account for each Securities and currency sale on the date such transaction actually settles; provided, however, that Principal may in its sole discretion direct Custodian, in such manner as shall be acceptable to Custodian, to account for Securities and currency purchases and sales on contractual settlement date, regardless of whether settlement of such transactions actually occurs on contractual settlement date. Principal may, from time to time, direct Custodian to change the accounting method employed by Custodian in a written notice delivered to Custodian at least thirty (30) days prior to the date a change in accounting method shall become effective.

               (b) Custodian shall effect purchases by charging the Account with the amount necessary to make the purchase and effecting payment to the seller or broker for the securities or other property purchased. Custodian shall have no liability of any kind to any person, including Principal, except in the case of negligent or intentional tortious acts, or willful misconduct, if the Custodian effects payment on behalf of Principal, and the seller or broker fails to deliver the securities or other property purchased. Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in examining and verifying the certificates or other indicia of ownership of the property purchased before accepting them.

               (c) Custodian shall effect sales by delivering certificates or other indicia of ownership of the Property, and, as instructed, shall receive cash for such sales. Custodian shall have no liability of any kind to any person, including Principal, if Custodian exercises due diligence and delivers such certificates or indicia of ownership and the purchaser or broker fails to effect payment. If a purchase or sale is effected through a Depository, Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in verifying proper consummation of the transaction by the Depository.

               (d) Principal or, where applicable, the Investment Manager, is responsible for ensuring Custodian receives timely instructions and/or funds to enable Custodian to effect settlement of any purchase or sale of Securities or Currency Transactions. If Custodian does not receive such timely instructions or funds, Custodian shall have no liability of any kind to any person, including Principal, for failing to effect settlement. However, Custodian shall use reasonable efforts to effect settlement as soon as possible after receipt of appropriate instructions. Principal shall be liable for interest compensation and/or principal amounts to Custodian and/or its counterparty for failure to deliver instructions or funds in a timely manner to effect settlements of foreign exchange funds movement.

                        (e) At the direction of Principal or the Investment Manager, as the case may be, Custodian shall convert currency in the Account to other currencies through customary channels including, without limitation, Custodian or any of its affiliates, as shall be necessary to effect any transaction directed by Principal or the Investment Manager. Principal or the Investment Manager, as the case may be, acknowledges that 1) the foreign currency exchange department is a part of the Custodian or one of its affiliates or subsidiaries, 2) the Account is not obligated to effect foreign currency exchange with Custodian, 3) the Custodian will receive benefits for such foreign currency transactions which are in addition to the compensation which the Custodian receives for administering the Account, and
  4) the Custodian will make available the relevant data so that Principal or the Investment Manager, as the case may be, can determine that the foreign currency exchange transactions are as favorable to the Account as terms generally available in arm's length transactions between unrelated parties.

                        (f) Custodian shall have no responsibility to manage or recommend investments of the Account or to initiate any purchase, sale, or other investment transaction in the absence of instructions from Principal, or where applicable, an Investment Manager.


            8.          Capital Changes: Income.

                        (a) Custodian may, without further instructions from Principal or any Investment Manager, exchange temporary certificates and may surrender and exchange Securities for other securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option. Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange at its office designated in Paragraph 14 of this Agreement or at the office of its designated agents.

                        (b) Custodian, or its designated agents, are authorized, as Principal's agent, to surrender against payment maturing obligations and obligations called for redemption, and to collect and receive payments of interest and principal, dividends, warrants, and other things of value in connection with Securities. Except as otherwise provided in Paragraph 15(d) of this Agreement, Custodian or its designated agents shall not be obligated to enforce collection of any item by legal process or other means.

                        (c) Custodian or its designated agents are authorized to sign for Principal all declarations, affidavits, certificates, or other documents that may be required to collect or receive payments or distributions with respect to Securities. Custodian or its designated agents are authorized to disclose, without further consent of Principal, Principal's identity to issuers of Securities, or the agents of such issuers, who may request such disclosure.

            9. Notices re Account Securities. Custodian shall notify Principal or, where applicable, the Investment Manager, of any reorganization, recapitalization, or similar transaction not covered by Paragraph 8, and any subscription rights, proxies, and other shareholder information pertaining to the Securities actual notice of which is received by Custodian at its office designated in Paragraph 14 of this Agreement or at the offices of its designated agents. Custodian's sole responsibility in this regard shall be to give such notices to Principal or the Investment Manager, as the case may be, within a reasonable time after Custodian receives them, and Custodian shall not otherwise be responsible for the timeliness of such notices. Custodian has no responsibility to respond or otherwise act with respect to any such notice unless and until Custodian has received appropriate instructions from Principal or the Investment Manager.

            10. Taxes. Custodian shall pay or cause to be paid from the Account all taxes and levies in the nature of taxes imposed on the Account or the Securities thereof by any country. Custodian will use its best efforts to give the Investment Manager advance written notice of the imposition of such taxes. However, Custodian shall use reasonable efforts to obtain refunds of taxes withheld on Securities or the income thereof that are available under applicable tax laws, treaties, and regulations.


            11. Cash. The Principal may from time to time, direct Custodian to hold Account cash in The HighMark Group of mutual funds or in any investment company for which Custodian or its affiliates or subsidiaries, acts as investment advisor, custodies the assets, or provides other services. Principal shall designate the particular HighMark fund or such other above-mentioned fund that Principal deems appropriate for the Account. Principal or an Investment Manager, where applicable, acknowledges that Custodian will receive fees for such services which will be in addition to those fees charged by Custodian as agent for the Account.


            12. Reports. Custodian shall give written reports to Principal showing (i) each transaction involving Securities effected by or reported to Custodian, (ii) the identity and location of Securities held by Custodian as of the date of the report, (iii) any transfer of location of Securities not otherwise reported, and (iv) such other information as shall be agreed upon by Principal and Custodian. Unless otherwise agreed upon by Principal and Custodian, Custodian shall provide the reports described in this Paragraph 12 on a monthly basis.


            13.         Instructions from Principal.

                        (a) Principal shall certify or cause to be certified to Custodian in writing the names and specimen signatures of all persons authorized to give instructions, notices, or other communications on behalf of Principal or any Investment Manager. Such certification shall remain effective until Custodian receives notice to the contrary.

                        (b) Principal or authorized Investment Manager, as the case may be, may give instruction, notice, or other communication called for by this Agreement to Custodian in writing, or by telecopy, telex, telegram, or other form of electronic communication acceptable to Custodian. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Principal or Investment Manager may give and Custodian may accept oral instructions on an exception basis; provided, however, that Principal or Investment Manager shall promptly confirm any oral communications in writing or by telecopy or other means permitted hereunder. Principal will hold Custodian harmless for the failure of Principal or Investment Manager to send confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Custodians's failure to produce such confirmation at any subsequent time. The Custodian may electronically record any instruction given by telephone, and any other telephone discussions with respect to the Custody Account.

                        (c) All such communications shall be deemed effective upon receipt by Custodian at its address specified in Paragraph 14 of this Agreement, as amended from time to time. Custodian without liability may rely upon and act in accordance with any instruction that Custodian using ordinary care believes has been given by Principal or any Investment Manager.

                (d) Custodian may at any time request instructions from Principal and may await such instructions without incurring liability. Custodian has no obligation to act in the absence of such requested instructions, but may, however, without liability take such action as it deems appropriate to carry out the purposes of this Agreement.

        14. Addresses: Until further notice from either party, all communications called for under this Agreement shall be addressed as follows:

        If to Principal:

        Name:
             -----------------------------------

        Street Address:
                       -------------------------
        City, State, Zip:
                         -----------------------
        Attn:
             -----------------------------------
        Telephone:
                  ------------------------------
        Telecopier:
                   -----------------------------
        Telex (Answerback):
                           ---------------------
        If to Custodian:

        THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION
        Mitsubishi Global Custody
        Attn: Ms. Janet E. Potter, Vice President
        475 Sansome Street, 15th Floor
        San Francisco, California 94111

        Telephone: (415) 291-7685
        Telecopier: (415) 291-7697
        Telex (Answerback): 215748/MBCTD UR

        15. Custodian's Responsibilities and Liabilities

                (a) Custodian's duties and responsibilities shall be limited to those expressly set forth in this Agreement, or as otherwise agreed by Custodian in writing. In carrying out its responsibilities, Custodian shall exercise no less than the same degree of care and diligence it usually exercises with respect to similar property of its own.

                (b) Custodian (i) shall not be required to maintain any special insurance for the benefit of Principal, and (ii) shall not be liable or responsible for any loss of or damage to Securities resulting from any causes beyond Custodian's reasonable control including, without limitations, acts of God, war, government action, civil commotion, fire, earthquake, or other casualty or disaster. However, Custodian shall use reasonable efforts to replace Securities lost or damaged due to such causes with securities of the same class and issue with all rights and privileges pertaining thereto. The Custodian shall be liable to the Principal for any loss which shall occur as the result of the failure of a Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that the Custodian would be liable to the Principal if the Custodian were holding such securities and cash in their own premises. The Custodian shall be liable to the Principal only to the extent of the Principal's direct damages, to be determined based on the market value of the property which is subject to loss and without reference to any special conditions or circumstances.

                (c) The parties intend that Custodian shall not be considered a fiduciary of the Account. Accordingly, Custodian shall have no power to make decisions regarding any policy, interpretation, practice, or procedure with respect to the Account, but shall perform the ministerial and administrative functions described in this Agreement as provided herein and within the framework of policies, interpretations, rules, practices, and procedures made by Principal or an investment manager, where applicable, as the same shall be reflected in instructions to Custodian from Principal or any Investment Manager.

                (d) Custodian shall not be required to appear in or defend any legal proceedings with respect to the Account or the Securities unless Custodian has been indemnified to its reasonable satisfaction against loss and expense (including reasonable attorneys' fees).

                (e) With respect to legal proceedings referred to in paragraph 15(d) of this agreement, Custodian may consult with counsel acceptable to it after written notification to Principal concerning its duties and responsibilities under this Agreement, and shall not be liable for any action taken or not taken in good faith on the advice of such counsel.

        16. Indemnities.

                (a) Principal hereby agrees to indemnify Custodian against all liability, claims, demands, damages, losses, and costs, including reasonable attorneys' fees and expenses of legal proceedings, resulting from Custodian's compliance with instructions from Principal or any Investment Manager and the terms of this Agreement, except where Custodian has acted with negligence or willful misconduct.

                (b) Custodian's right to indemnity under Paragraph 16(a) of this Agreement shall survive the termination of this Agreement.

        17. Compensation; Expenses. Principal shall reimburse Custodian for all reasonable out-of-pocket expenses and processing costs incurred by Custodian in the administration of the Account including, without limitation, reasonable counsel fees incurred by Custodian pursuant to Paragraph 15(e) of this Agreement. Principal also shall pay Custodian reasonable compensation for its services hereunder as specified in Appendix B. Custodian shall be entitled to withdraw such expenses or compensation from the Account if Principal fails to pay the same to Custodian within 45 days after Custodian has sent an appropriate billing to Principal; provided, however, that Custodian will give Principal ten (10) days prior written notice before withdrawing such funds.

        18. Amendment: Termination. This Agreement may be amended at any time by a written instrument signed by the parties. Either party may terminate this Agreement and the Account upon 60 days' written notice to the other unless the parties agree on a different time period. Upon such termination, Custodian shall deliver or cause to be delivered the Securities, less any amounts due and owing to Custodian under this Agreement, to a successor custodian designated by Principal or, if a successor custodian has not accepted an appointment by the effective date of termination of the Account, to Principal. Upon completion of such delivery Custodian shall be discharged of any further liability or responsibility with respect to the Securities so delivered.

        19. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors in interest. Without consent of the parties, this agreement cannot be assigned to any third party.

        20. Governing Law. The validity, construction, and administration of this Agreement shall be governed by the applicable laws of the United States from time to time in force and effect and, to the extent not preempted by such laws of the United States, by the laws of the State of California from time to time in force and effect.

                                                                      Appendix A


MITSUBISHI GLOBAL CUSTODY                          SUB-CUSTODIAN NETWORK SUMMARY
--------------------------------------------------------------------------------

                                                                                  Credit Ratings
                                                     Last Reported    ------------------------------------
Market                  Sub-Custodian                Equity ($mill)   IBCA            Moody's          S&P
------                  -------------                --------------   ----            -------          ---
Argentina               Citibank                        $11,067         AA-             A1              A+

Australia               National Australia Bank          $5,830         AA              Aa3             AA

Austria                 Creditansalt-Bankverein          $1,791         A+              Aa3             A-1

Belgium                 Kredietbank                      $2,381         AA              Aa2             A+

(1)Brazil               Citibank                        $11.=,067         AA-             A1              A+

Canada                  Royal Bank of Canada             $6,066         AA-             Aa2             AA-

Chile                   Citibank                        $11,067         AA-             A1              A+

(1)China/Shenzen        Standard Chartered Bank          $1,982         A               A2              -NR-

Denmark                 Den Danske Bank                  $2,960         AA-             Aa3             A

Euro-CDs                First National Bank of Chicago   $4,264         A+              A1              A+

Finland                 Union Bank of Finland            $1,354         A-              A3              BBB

France                  Banque Indosuez                  $2,655         AA-             A1              A+

Germany                 Dresdner Bank                    $7,077         AA+             Aaa             A-1+

Hong Kong               Hong Kong & Shanghai Bank        $7,827         AA-             A3              A-1

(1)India                Standard Chartered Bank          $1,982         A               A2              -NR-

Indonesia               Standard Chartered Bank          $1,982         A               A2              -NR-

Ireland                 Allied Irish Banks               $1,784         A+              A1              A

Italy                   Banca Commerciale Italiana       $3,631         AA-             A1              A

Japan                   Mitsubishi Bank Limited         $15,398         AA              Aa3             AA-

(1)Korea (Rep. of)      Standard Chartered Bank          $1,982         A               A2              -NR-

Malaysia                Malayan Banking Berhad           $1,330         A(2)            -NR-            -NR-

Mexico                  Citibank                        $11,067         AA-             A1              A+

Netherlands             MeesPierson N.V.                 $1,019         A1              -NR-            -NR-

------------------------------------------------------------------------------------------------------------

(1) Market restrictions require investor registration prior to trading. Please see your Relationship Manager for further details.

(2) Rated by Thomson BankWatch-Asia.

                                                                      Appendix A


MITSUBISHI GLOBAL CUSTODY                          SUB-CUSTODIAN NETWORK SUMMARY
--------------------------------------------------------------------------------

                                                                                 Credit Ratings
                                                     Last Reported    -------------------------------------
Market                  Sub-Custodian                Equity ($mill)   IBCA            Moody's          S&P
------                  -------------                --------------   ----            -------          ---
New Zealand             National Australia Bank          $5,830         AA              Aa3             AA

Norway                  Christiania Bank                   $715         A               A3              A-3

Philippines             Standard Chartered Bank          $1,982         A               A2              -NR-

Portugal                Banco Totta & Acores               $790         A               A3              A-

Singapore               DBS Bank                         $2,860         AA(2)           -NR-            -NR-

Spain                   Banco Bilbao Vizcaya             $5,211         AA              Aa2             AA-

Sweden                  Svenska Handelsbanken            $2,528         AA-             A1              A

Switzerland             Union Bank of Switzerland       $14,076         AAA             Aaa             AAA

(1)Taiwan               Standard Chartered Bank          $1,982         A               A2              -NR-

Thailand                Hong Kong & Shanghai Bank        $7,827         AA-             A3              A-1

U.K.                    Midland Bank                     $4,214         AA-             Aa3             A

(1)Venezuala            Citibank                        $11,067         AA-             A1              A+

------------------------------------------------------------------------------------------------------------

(1) Market restrictions require investor registration prior to trading. Please see your Relationship Manager for further details.

(2) Rated by Thomson Ban Watch-Asia.

                                                                      Exhibit B1
                               ERNST WORLD FUNDS
                              Global Resource Fund

                                                                   CONFIDENTIAL


                                                           CUSTODY FEES
                        ----------------------------------------------------------------------------------------------------
 TRANSACTION
    FEES                .015%          .02%      .035%      .05%         .10%         .15%        .20%         .30%     .40%
------------            -----          ----      -----      ----         ----         ----        ----         ----     ----
$15                  United States

$25                                             Japan      South Africa

$35                                 Canada      CEDEL                                             Singapore
                                                Eurobonds
                                                Euroclear

$50                                                                      Britain      Australia   Netherlands  China*
                                                                                      Austria
                                                                                      Korea
                                                                                      Mexico

$75                                                                      Belgium      Finland     New Zealand
                                                                         France       Ireland     Sri Lanka
                                                                         Germany      Sweden
                                                                         Norway
                                                                         Switzerland

$100                                                                     Denmark      Hong Kong   Indonesia    Isreal   Argentina
                                                                         Italy        Malaysia    Portugal              Brazil
                                                                                      Thailand

$125                                                                                  Philippines Taiwan
                                                                                      Spain

$200                                                                                                                    India**
                                                                                                                        Pakistan**

MITSUBISHI GLOBAL CUSTODY
A Division of
The Bank of California, N.A.

Federal Reserve Wires $10.00                  Foreign (Third Party Wires $35.00)
                                              *China, Out-of-pocket Stamp Duties
                         **India/Pakistan $300.00 Monthly Subaccount Fee, $35.00
                           Corporate Actions Fee, Out-of-pocket Stamp Duties

                                                                      EXHIBIT B2

                               ERNST WORLD FUNDS
                                   Asia Fund

                                                                   CONFIDENTIAL


-------------------------------------------------------------------------------
               15%                                      40%
-------------------------------------------------------------------------------

            Australia                                 Argentina
             Austria                                    Brazil
             Belgium                                    China*
             Britain                                    India**
             Canada                                     Israel
              CEDEL                                   Pakistan**
             Denmark
            Eurobonds
            Euroclear
             Finland
              France
             Germany
            Hong Kong
            Indonesia
             Ireland
              Italy
              Japan
              Korea
            Malaysia
             Mexico
           Netherlands
           New Zealand
             Norway
           Philippines
            Portugal
           Singapore
           South Africa
              Spain
           Sri Lanka
              Sweden
           Switzerland
              Taiwan
             Thailand
          United States

--------------------------------------------------------------------------------
MITSUBISHI GLOBAL CUSTODY                     Federal Reserve Wires $10.00
    A DIVISION OF                             Foreign (Third Party Wires $35.00)
THE BANK OF CALIFORNIA, N.A.                 *China, Out-of-pocket Stamp Duties
                                **India/Pakistan $300.00 Monthly Subaccount Fee,
                        $35.00 Corporate Actions Fee, Out-of-pocket Stamp Duties

July 11, 1995                                              VIA FEDERAL EXPRESS


Ms. Nancy Converse
Manager, Client Services
The Winsbury Company
BISYS Investment Services Group
1900 East Dublin-Granville Road
Columbus, Ohio 43229

RE: ERNST WORLD FUNDS; WIRE FEES

Dear Nancy,

I would like to confirm our conversations regarding the charges referenced above.


                       DOMESTIC (US) FED WIRES @ $10.00 EA.

                    FOREIGN OR "THIRD-PARTY" WIRES @ $35.00 EA.


As always, should you or Jeff have any questions or comments, please do not hesitate to contact me.


Personal Regards,




Kevin P. Galvin
Vice President

                                                                     Appendix C1


        21. Effective Date. This Agreement shall be effective as of the date appearing below, and shall supersede any prior or existing agreements between the parties pertaining to the subject matter hereof.

                               ERNST WORLD FUNDS
                              GLOBAL RESOURCE FUND


Date:             August 21, 1995
     ---------------------------------------------

By:              /s/  Roy E. Rogers
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------
                 Authorized Signature
                     "Principal"

The Bank of California, National Association

   By:              /s/  K. Galvin
      --------------------------------------------

Title:              Vice President
      --------------------------------------------

   By:             /s/  Janet Potter
      --------------------------------------------

Title:              Vice President
      --------------------------------------------
                     "Custodian"

                                                                     Appendix C2


        21. Effective Date. This Agreement shall be effective as of the date appearing below, and shall supersede any prior or existing agreements between the parties pertaining to the subject matter hereof.

                               ERNST WORLD FUNDS
                                   ASIAN FUND


Date:             August 21, 1995
     ---------------------------------------------

By:              /s/  Roy E. Rogers
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------

By:
     ---------------------------------------------
                 Authorized Signature
                     "Principal"

The Bank of California, National Association

   By:              /s/  K. Galvin
      --------------------------------------------

Title:              Vice President
      --------------------------------------------

   By:             /s/  Janet Potter
      --------------------------------------------

Title:              Vice President
      --------------------------------------------
                     "Custodian"